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Microfilm Number_______________   Filed with the Department of State on ________

Entity Number 2072587                          /s/ Kim Pizzingrilli
             --------            ----------------------------------------------
                                          Secretary of the Commonwealth

              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                            DSCB: 15-1915 (Rev 90)

   In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: USA Technologies Inc.
                                   ---------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

   (a)__________________________________________________________________________
      Number and Street         City          State         Zip         County

           Corporation Service Company                                Chester
   (b) c/o:---------------------------------------------------------------------
           Name of Commercial Registered Office Provider               County

   For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Business Corporation
                                                         --------------------
   Law of 1988
   -----------

4. The date of its incorporation is: January 16, 1992
                                    -----------------

5. (Check, and if appropriate complete, one of the following):

   _X_ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

   ___ The amendment shall be effective on:___________________ at ______________
                                                  Date                 Hour
6. (Check one of the following):

   _X_ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a) and (b).

   ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).

7. (Check, and if appropriate complete, one of the following):

   ___ The amendment adopted by the corporation, set forth in full, is as follows:

   THIS IS A TRUE COPY OF THE ORIGINAL SIGNED DOCUMENT FILED WITH THE DEPARTMENT OF STATE.
   _____________________________________________________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________


   _X_ The amendment adopted by the corporation is set forth in full in Exhibit
       A attached hereto and made a part hereof.




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B. (Check if the amendment restates the Articles):

   ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

   IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 28th day of May, 1999.

                                                       USA Technologies, Inc.
                                                  ------------------------------
                                                      (Name of Corporation)

                                                  BY: /s/ Leland P. Maxwell
                                                     ---------------------------
                                                             (Signature)

                                                  TITLE: Leland P. Maxwell, CEO
                                                        ------------------------

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                                   EXHIBIT A

1. Paragraph (A) Classes of Stock. of Article 4 of the Articles of
   Incorporation of the Company shall be amended and restated to read in full as follows:

      (A) Classes of Stock. The aggregate number of shares which the corporation shall have authority to issue is 63,800,000 shares, divided into 62,000,000 shares of Common Stock, without par value, and 1,800,000 shares of Series Preferred Stock, without par value. Each one (1) share of the corporation's Common Stock issued and outstanding on the date that this Amendment is filed with the Department of State of the Commonwealth of Pennsylvania shall be and is hereby automatically changed without further action into one-tenth (1/10) fully paid and nonassessable share of the corporation's Common Stock, provided that no fractional shares shall be issued pursuant to such exchange. The corporation shall pay to each shareholder who would otherwise be entitled to a fractional share, as a result of such change, an amount equal to the value of such fractional share, based upon the average daily closing price per share of the corporation's Common Stock on the OTC Bulletin Board for the ten trading days preceding the effective date of this amendment.

2. The first sentence of Subparagraph (C) Designation of Series A Convertible Preferred Stock of Article 4 of the Articles of Incorporation of the Company shall be amended and restated to read in full as follows:

      (C) Designation of Series A Convertible Preferred Stock. There is hereby established a series of the Series Preferred Stock designated "Series A Convertible Preferred Stock" (herein referred to as "Series A Preferred Stock"), consisting of 900,000 shares having the relative rights, designations, preferences, qualifications, privileges, limitations, and restrictions applicable thereto as follows: